Filed Pursuant to Rule 433

Registration No. 333-189182

No. 333-189182-01

«PRICING DETAILS«        $300MM WFNMT 2015-C        (CREDIT CARD)

Joint Leads:	J.P. Morgan (struc), DB, Mizuho
Co-Managers:	BAML, BNP, BNS, CIBC, FIFTH THIRD, MUFG, RBC, SMBC, WELLS

CL	AMT(MM)	WAL	S&P/F/DBRS	E.FINAL	L.FINAL	PRICED	%	COUP	$
A	$300.00	1.55	AAA/AAA/AAA	05/15/17	03/15/21	EDSF+65	1.271	1.26%	99.98822

Expected Pricing:	PXD
Expected Settle:	10/27/15
Expected Ratings:	S&P/Fitch/DBRS
ERISA Eligible:	Yes
Registration:	SEC Registered
First Pay Date:	12/15/15
Min Denoms:	1K x 1K
CUSIP:	981464FD7
Bill & Deliver:	J.P. Morgan

The issuer has filed a registration statement (including a prospectus) with th SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information abou the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Any disclaime below is not applicable and should be disregarded.